Exhibit II to Schedule 13G

17 C.F.R. 240.13d-1(k)(1)(iii)

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required on Schedule 13G need be filed with respect to ownership by each of the undersigned of shares of Common Stock of Modtech Holdings, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: February 7, 2003

/s/ Charles A. Hamilton
CHARLES A. HAMILTON

INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P., a Delaware Limited Partnership

	By:	Infrastructure and Environmental Private Equity Management III, LLC, its general partner

	By:	First Analysis IEPEF Management Company III, LLC, its managing member

	By:	/s/ Bret R. Maxwell
Bret R. Maxwell, Managing Member

ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE EQUITY FUND III, Gesellschaft bürgarlichen Rechts (mit Haftungsbeschänkung), a civil partnership with limitation of liability established under the laws of the Federal Republic of Germany

	By:	Infrastructure and Environmental Private Equity Management III, L.L.C., its Investment Manager

	By:	First Analysis IEPEF Management Company III, LLC, its Managing Member

	By:	/s/ Bret R. Maxwell
Bret R. Maxwell, Managing Member

9